UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 27, 2018

DIME COMMUNITY BANCSHARES, INC.
(Exact name of the registrant as specified in its charter)

Delaware	000-27782	11-3297463
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Cadman Plaza West, 8th Floor
Brooklyn, New York	11201
(Address of principal executive offices)	(Zip Code)

(718) 782-6200
(Registrant's telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2018, Barbara G. Koster was appointed to the Board of Directors of Dime Community Bancshares, Inc. (the "Company"), effective immediately, to serve for a term that will expire at the annual meeting of the shareholders of the Company in 2020. Ms. Koster was also appointed to the Board of Directors of Dime Community Bank, the Company's wholly-owned subsidiary. Ms. Koster will serve on the Company's Audit Committee.

There are no arrangements or understandings between Ms. Koster and any other person pursuant to which Ms. Koster became a director. Ms. Koster is not a party to any transaction with the Company that would require disclosure under Item 404(a) of the Securities and Exchange Commission's Regulation S-K.

A copy of the press release announcing Ms. Koster's appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2018, the Board of Directors of the Company amended Article IV, Section 1 of the Company's Bylaws to increase the number of directors of the Board of Directors from a maximum of eleven to a maximum of fifteen, effective immediately, and set the number of directors at twelve.

The text of the Amended and Restated Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 9.01   Financial Statements and Exhibits.
 (d) Exhibits
Exhibit Description
3.2	Amended and Restated Bylaws of Dime Community Bancshares, Inc.

99.1	Dime Community Bancshares, Inc. Press Release, dated September 28, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC. (Registrant)
DATE: September 28, 2018	By:	/s/ Patricia M. Schaubeck
Patricia M. Schaubeck
Executive Vice President and General Counsel